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                                                               EXHIBIT NO. 23(a)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-52204, 333-79065, 333-81573, 33-50543, 33-50617, 33-50715, 333-02571,
333-02575, 333-14209, 333-30263, 333-40679 and 333-59327 of Duke Energy
Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, 333-34655, 333-12093, 333-50317 and 333-59279 of Duke Energy
Corporation on Form S-8 of our report on the consolidated financial statements of Duke Energy Corporation dated January 18, 2001, appearing in this Form 8-K of Duke Energy Corporation.




Deloitte & Touche LLP
Charlotte, North Carolina
March 2, 2001